WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2022
Financial Highlights
•Solid Underlying Streaming Growth Despite Ad-Supported Pressure
•Impressive Recovery of Artist Services with Continued Double-Digit Revenue Growth
•Continued Momentum in Music Publishing with Double-Digit Revenue Growth
•Significant Growth in Operating and Free Cash Flow
For the three months ended June 30, 2022
•Total revenue grew 7% or 12% in constant currency
•Digital revenue grew 2% or 6% in constant currency
•Net income was $125 million versus $61 million in the prior-year quarter
•OIBDA decreased 3% to $233 million versus $241 million in the prior-year quarter or increased 3% in constant currency
•Adjusted OIBDA decreased 3% to $255 million versus $263 million in the prior-year quarter or increased 2% in constant currency
•Adjusted EBITDA decreased 7% to $263 million versus $282 million in the prior-year quarter
•Cash provided by operating activities increased 79% to $163 million versus $91 million in the prior-year quarter

NEW YORK, New York, August 9, 2022—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2022.

“We delivered solid double-digit growth on a constant-currency basis, even against the backdrop of a slowdown in the advertising market and some one-time items affecting year-over-year comparisons,” said Steve Cooper, CEO, Warner Music Group. “In June, we saw the beginning of a new wave of amazing releases and we’re looking forward to a strong end to our fiscal year. Long term, we have the scale to best capitalize on trends in artist development, and the agility and resources to continue to propel the globalization and diversification of our business.”

“Our third-quarter results reflect the inherent resilience of our business that comes from our diverse portfolio of revenue streams,” said Eric Levin, CFO, Warner Music Group. “With significant runway ahead in our core streaming business and new growth vectors constantly emerging, we are incredibly bullish on our growth potential for many years to come.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,432	$1,340	7%	$4,422	$3,925	13%
Recorded Music revenue	1,189	1,152	3%	3,722	3,372	10%
Music Publishing revenue	245	189	30%	704	556	27%
Digital revenue	944	928	2%	2,877	2,613	10%
Operating income	146	162	-10%	551	509	8%
Adjusted operating income(1)	168	184	-9%	627	573	9%
OIBDA(1)	233	241	-3%	808	736	10%
Adjusted OIBDA(1)	255	263	-3%	884	800	11%
Net income	125	61	—%	405	277	46%
Adjusted net income(1)	147	83	77%	481	341	41%
Net cash provided by operating activities	163	91	79%	336	410	-18%
Free Cash Flow	128	71	80%	239	352	-32%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change	For the Twelve Months Ended June 30, 2022	For the Twelve Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$263	$282	-7%	$1,184	$1,039	14%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 6.9% (or 12.1% in constant currency). Growth in the quarter was unfavorably impacted by foreign currency exchange rates as the U.S. dollar strengthened. Revenue growth was driven by continued recovery of Recorded Music artist services and expanded-rights revenue, which was impacted by COVID in the prior-year quarter and increased 42.9% (or 55.7% in constant currency) in the quarter, as well as continued growth in Music Publishing performance revenue. Consistent with the prior two quarters, the quarter included the impact of a new deal with one of the Company’s digital partners affecting Recorded Music streaming revenue. Digital revenue increased 1.7% (or 5.7% in constant currency). Total streaming revenue increased 2.7% (or 6.5% in constant currency) primarily driven by growth in Music Publishing streaming revenue of 29.6% (or 34.6% in constant currency), which includes a benefit of $17 million resulting from a July 1 remand ruling by the Copyright Royalty Board in Phonorecords III upholding higher percentage of revenue U.S. mechanical royalty rates for 2018 to 2022 and reflects amounts expected to be paid (the “CRB Rate Benefit”). Recorded Music streaming revenue decreased by 1.0% (or increased by 2.7% in constant currency) primarily due to the impact of a new deal with one of the Company’s digital partners, consistent with the prior two quarters, and an $11 million catch-up payment from one of the Company’s digital partners that benefited the prior-year quarter (the “Catch-Up Payment”), partially offset by continued growth in streaming, which was affected by market-related slowdown in ad-supported revenue. Digital revenue represented 65.9% of total revenue in the quarter, compared to 69.3% in the prior-year quarter. The decrease in digital revenue as a percentage of total revenue is due to the growth of artist services and expanded-rights revenue and performance revenue. Revenue increases in the quarter were also driven by growth in Recorded Music licensing revenue and Music Publishing synchronization revenue. Recorded Music physical revenue was lower on an as-reported basis, but higher in constant currency. Music Publishing mechanical revenue was lower on both an as-reported basis and in constant currency, primarily due to the unfavorable impact of exchange rates.

Operating income was $146 million compared to $162 million in the prior-year quarter. OIBDA was $233 million, compared to $241 million in the prior-year quarter, a decrease of 3.3% (or an increase of 2.6% in constant currency), and OIBDA margin decreased 1.7 percentage points to 16.3% from 18.0% in the prior-year quarter. The decreases in operating income, OIBDA and OIBDA margin were primarily as a result of revenue mix due to the growth of lower-margin artist services and expanded-rights revenue and the unfavorable impact of exchange rates, partially offset by the impact of the mark-to-market adjustment of an earn-out liability related to an acquisition.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude non-cash stock-based compensation and other related expenses and expenses related to restructuring and other transformation initiatives in both the quarter and the prior-year quarter. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA decreased 3.0% from $263 million to $255 million (or increased 2.4% in constant currency) and Adjusted OIBDA margin decreased 1.8 percentage points to 17.8% from 19.6% in the prior-year quarter. The decrease in Adjusted OIBDA and Adjusted OIBDA margin was primarily due to the same factors affecting OIBDA. Adjusted operating income decreased 8.7% from $184 million to $168 million due to the same factors affecting Adjusted OIBDA and higher amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA decreased 6.7% from $282 million to $263 million with margins decreasing 2.6 percentage points from 21.0% to 18.4% largely due to the same factors affecting Adjusted OIBDA and the impact of the mark-to-market adjustment of an earn-out liability related to an acquisition which is excluded from Adjusted EBITDA.

Net income was $125 million compared to $61 million in the prior-year quarter. Adjusted net income was $147 million compared to $83 million in the prior-year quarter. The increase in net income and Adjusted net income was primarily due to the favorable impact of exchange rates on the Company’s Euro-denominated debt and a loss on extinguishment of debt in the prior-year quarter, which offset lower operating income.

Basic and Diluted earnings per share was $0.24 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $125 million.

As of June 30, 2022, the Company reported a cash balance of $345 million, total debt of $3.785 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.440 billion.

Cash provided by operating activities increased 79% to $163 million from $91 million in the prior-year quarter. The change was largely a result of timing of A&R investment, partially offset by other movements within working capital. Capital expenditures increased to $35 million in the quarter as compared to $20 million in the prior-year quarter, mainly due to investments in IT infrastructure and facilities, including the EMP fulfillment center expansion. Free Cash Flow, as defined below, increased 80% to $128 million from $71 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,189	$1,152	3%	$3,722	$3,372	10%
Digital revenue	801	815	-2%	2,475	2,298	8%
Operating income	166	197	-16%	631	604	4%
Adjusted operating income(1)	173	201	-14%	647	621	4%
OIBDA(1)	224	250	-10%	804	754	7%
Adjusted OIBDA(1)	231	254	-9%	820	771	6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2021	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2021
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$801	$815	$784	$2,475	$2,298	$2,245
Physical	123	130	121	440	422	405
Total Digital and Physical	924	945	905	2,915	2,720	2,650
Artist services and expanded-rights	190	133	122	563	431	409
Licensing	75	74	69	244	221	213
Total Recorded Music	$1,189	$1,152	$1,096	$3,722	$3,372	$3,272

Recorded Music revenue was up 3.2% (or 8.5% in constant currency) due to artist services and expanded-rights revenue growth of 42.9% (or 55.7% in constant currency), reflecting an increase in concert promotion revenue, which was disrupted by COVID in the prior-year quarter. Licensing revenue increased 1.4% (or 8.7% in constant currency), mainly due to higher synchronization and other activity, partially offset by the unfavorable impact of exchange rates. Digital revenue was down 1.7% (or up 2.2% in constant currency) and streaming revenue was down 1.0% (or up 2.7% in constant currency). Adjusted for the impact of the new deal with one of the Company’s digital partners and the Catch-Up Payment, Recorded Music streaming revenue was up 5.0% (or 9.2% in constant currency). Streaming revenue reflects continued growth, which was affected by market-related slowdown in ad-supported revenue. Digital revenue represented 67.4% of total Recorded Music revenue versus 70.7% in the prior-year quarter. The decrease in digital revenue as a percentage of total Recorded Music revenue is due to the continued recovery of artist services and expanded-rights revenue, which was impacted by COVID in the prior-year quarter. Physical revenue was down 5.4% (or up 1.7% in constant currency) primarily due to the unfavorable impact of exchange rates, which offset higher sales due to the success of new releases in Asia. Major sellers included Ed Sheeran, Dua Lipa, Tatsuro Yamashita, GOT7, Jack Harlow and Gunna.

Recorded Music operating income was $166 million, down from $197 million in the prior-year quarter and operating margin was down 3.1 percentage points to 14.0% versus 17.1% in the prior-year quarter. OIBDA decreased 10.4% to $224 million from $250 million (or 5.5% in constant currency) in the prior-year quarter and OIBDA margin decreased 2.9 percentage points to 18.8%. Adjusted OIBDA decreased 9.1% from $254 million to $231 million (or 4.1% in constant currency) with Adjusted OIBDA margin down 2.6 percentage points to 19.4%. The decreases in OIBDA, Adjusted OIBDA, operating margin, OIBDA margin and Adjusted OIBDA margin were primarily due to revenue mix resulting from the growth of lower-margin artist services and expanded rights revenue and the unfavorable impact of exchange rates, partially offset by the impact of the mark-to-market adjustment of an earn-out liability related to an acquisition.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$245	$189	30%	$704	$556	27%
Digital revenue	144	113	27%	404	316	28%
Operating income	33	21	57%	103	61	69%
Adjusted operating income(1)	33	22	50%	104	66	58%
OIBDA(1)	57	43	33%	172	125	38%
Adjusted OIBDA(1)	57	44	30%	173	130	33%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2021	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2021
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$45	$27	$25	$119	$92	$88
Digital	144	113	109	404	316	309
Mechanical	10	13	11	37	36	34
Synchronization	41	34	34	133	105	105
Other	5	2	3	11	7	7
Total Music Publishing	$245	$189	$182	$704	$556	$543

Music Publishing revenue increased 29.6% (or 34.6% in constant currency). The revenue increase was driven by growth in digital, performance and synchronization revenue, partially offset by a decline in mechanical revenue. Digital revenue increased 27.4% (or 32.1% in constant currency) and streaming revenue increased 29.6% (or 34.6% in constant currency), reflecting the continued growth in streaming, the CRB Rate Benefit and timing of new digital deals. Adjusted for the CRB Rate Benefit, streaming revenue increased 13.9% (or 18.3% in constant currency). Digital revenue represented 58.8% of total Music Publishing revenue versus 59.8% in the prior-year quarter. The slight decrease in digital revenue as a percentage of total Music Publishing revenue is due to an increase in performance revenue as bars, restaurants, concerts and live events continued to recover from COVID disruption. Synchronization revenue increased due to higher television and commercial licensing activity. Mechanical revenue decreased primarily due to the unfavorable impact of exchange rates.

Music Publishing operating income was $33 million compared to $21 million in the prior-year quarter, largely driven by increased revenue. Operating margin increased 2.4 percentage points to 13.5%. Music Publishing OIBDA increased 32.6% to $57 million (or 35.7% in constant currency) and OIBDA margin increased 0.5 percentage points to 23.3%. Adjusted OIBDA increased 29.5% to $57 million (or 32.6% in constant currency) and Adjusted OIBDA margin remained constant at 23.3%. The increase in operating income, OIBDA and Adjusted OIBDA were primarily due to strong operating performance, partially offset by revenue mix and the unfavorable impact of exchange rates.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2022 includes 53 weeks, and the fiscal year ended September 30, 2021 included 52 weeks. The additional week in fiscal year 2022 fell in the fiscal quarter ended December 31, 2021. Accordingly, the results of operations for the nine months ended June 30, 2022 reflect 40 weeks compared to 39 weeks for the nine months ended June 30, 2021. All references to June 30, 2022 and June 30, 2021 relate to the periods ended July 1, 2022 and June 25, 2021, respectively, and both periods include 13 weeks. For convenience purposes, the Company continues to date its third-quarter financial statements as of June 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$1,432	$1,340	7%
Cost and expenses:
Cost of revenue	(766)	(681)	12%
Selling, general and administrative expenses	(451)	(437)	3%
Amortization expense	(69)	(60)	15%
Total costs and expenses	$(1,286)	$(1,178)	9%
Operating income	$146	$162	-10%
Loss on extinguishment of debt	—	(12)	-100%
Interest expense, net	(32)	(30)	7%
Other income (expense), net	50	(18)	—%
Income before income taxes	$164	$102	61%
Income tax expense	(39)	(41)	-5%
Net income	$125	$61	—%
Less: Income attributable to noncontrolling interest	(1)	—	—%
Net income attributable to Warner Music Group Corp.	$124	$61	—%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.24	$0.12
Class B – Basic and Diluted	$0.24	$0.12

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$4,422	$3,925	13%
Cost and expenses:
Cost of revenue	(2,281)	(1,990)	15%
Selling, general and administrative expenses	(1,392)	(1,256)	11%
Amortization expense	(198)	(170)	16%
Total costs and expenses	$(3,871)	$(3,416)	13%
Operating income	$551	$509	8%
Loss on extinguishment of debt	—	(12)	-100%
Interest expense, net	(94)	(93)	1%
Other income, net	96	—	—%
Income before income taxes	$553	$404	37%
Income tax expense	(148)	(127)	17%
Net income	$405	$277	46%
Less: Income attributable to noncontrolling interest	(2)	(1)	100%
Net income attributable to Warner Music Group Corp.	$403	$276	46%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.77	$0.53
Class B – Basic and Diluted	$0.77	$0.53

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2022 versus September 30, 2021
(dollars in millions)

	June 30, 2022	September 30, 2021	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$345	$499	-31%
Accounts receivable, net	970	839	16%
Inventories	93	99	-6%
Royalty advances expected to be recouped within one year	409	373	10%
Prepaid and other current assets	84	86	-2%
Total current assets	$1,901	$1,896	—%
Royalty advances expected to be recouped after one year	500	457	9%
Property, plant and equipment, net	403	364	11%
Operating lease right-of-use assets, net	239	268	-11%
Goodwill	1,932	1,830	6%
Intangible assets subject to amortization, net	2,345	2,017	16%
Intangible assets not subject to amortization	149	154	-3%
Deferred tax assets, net	22	31	-29%
Other assets	208	194	7%
Total assets	$7,699	$7,211	7%
Liabilities and Equity
Current liabilities:
Accounts payable	$265	$302	-12%
Accrued royalties	1,971	1,880	5%
Accrued liabilities	395	461	-14%
Accrued interest	29	14	—%
Operating lease liabilities, current	39	43	-9%
Deferred revenue	197	348	-43%
Other current liabilities	227	102	—%
Total current liabilities	$3,123	$3,150	-1%
Long-term debt	3,785	3,346	13%
Operating lease liabilities, noncurrent	255	287	-11%
Deferred tax liabilities, net	241	207	16%
Other noncurrent liabilities	123	175	-30%
Total liabilities	$7,527	$7,165	5%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,975	1,942	2%
Accumulated deficit	(1,542)	(1,710)	-10%
Accumulated other comprehensive loss, net	(278)	(202)	38%
Total Warner Music Group Corp. equity	$156	$31	—%
Noncontrolling interest	16	15	7%
Total equity	172	46	—%
Total liabilities and equity	$7,699	$7,211	7%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$163	$91
Net cash used in investing activities	(114)	(162)
Net cash used in financing activities	(83)	(79)
Effect of foreign currency exchange rates on cash and equivalents	(6)	4
Net decrease in cash and equivalents	$(40)	$(146)

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$336	$410
Net cash used in investing activities	(763)	(566)
Net cash provided by financing activities	280	35
Effect of foreign currency exchange rates on cash and equivalents	(7)	10
Net decrease in cash and equivalents	$(154)	$(111)

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$773	$781	-1%
Downloads and Other Digital	28	34	-18%
Total Recorded Music Digital Revenue	$801	$815	-2%

Music Publishing
Streaming	$140	$108	30%
Downloads and Other Digital	4	5	-20%
Total Music Publishing Digital Revenue	$144	$113	27%

Consolidated
Streaming	$913	$889	3%
Downloads and Other Digital	32	39	-18%
Intersegment Eliminations	(1)	—	—%
Total Digital Revenue	$944	$928	2%

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$2,385	$2,195	9%
Downloads and Other Digital	90	103	-13%
Total Recorded Music Digital Revenue	$2,475	$2,298	8%

Music Publishing
Streaming	$391	$304	29%
Downloads and Other Digital	13	12	8%
Total Music Publishing Digital Revenue	$404	$316	28%

Consolidated
Streaming	$2,776	$2,499	11%
Downloads and Other Digital	103	115	-10%
Intersegment Eliminations	(2)	(1)	100%
Total Digital Revenue	$2,877	$2,613	10%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$124	$61	—%
Income attributable to noncontrolling interest	1	—	—%
Net income	$125	$61	—%
Income tax expense	39	41	-5%
Income including income taxes	$164	$102	61%
Other (income) expense, net	(50)	18	—%
Interest expense, net	32	30	7%
Loss on extinguishment of debt	—	12	-100%
Operating income	$146	$162	-10%
Amortization expense	69	60	15%
Depreciation expense	18	19	-5%
OIBDA	$233	$241	-3%
Operating income margin	10.2%	12.1%
OIBDA margin	16.3%	18.0%

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$403	$276	46%
Income attributable to noncontrolling interest	2	1	100%
Net income	$405	$277	46%
Income tax expense	148	127	17%
Income including income taxes	$553	$404	37%
Other income, net	(96)	—	—%
Interest expense, net	94	93	1%
Loss on extinguishment of debt	—	12	-100%
Operating income	$551	$509	8%
Amortization expense	198	170	16%
Depreciation expense	59	57	4%
OIBDA	$808	$736	10%
Operating income margin	12.5%	13.0%
OIBDA margin	18.3%	18.8%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$146	$162	-10%
Depreciation and amortization expense	(87)	(79)	10%
Total WMG OIBDA	$233	$241	-3%
Operating income margin	10.2%	12.1%
OIBDA margin	16.3%	18.0%

Recorded Music operating income – GAAP	$166	$197	-16%
Depreciation and amortization expense	(58)	(53)	9%
Recorded Music OIBDA	$224	$250	-10%
Recorded Music operating income margin	14.0%	17.1%
Recorded Music OIBDA margin	18.8%	21.7%

Music Publishing operating income – GAAP	$33	$21	57%
Depreciation and amortization expense	(24)	(22)	9%
Music Publishing OIBDA	$57	$43	33%
Music Publishing operating income margin	13.5%	11.1%
Music Publishing OIBDA margin	23.3%	22.8%

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$551	$509	8%
Depreciation and amortization expense	(257)	(227)	13%
Total WMG OIBDA	$808	$736	10%
Operating income margin	12.5%	13.0%
OIBDA margin	18.3%	18.8%

Recorded Music operating income – GAAP	$631	$604	4%
Depreciation and amortization expense	(173)	(150)	15%
Recorded Music OIBDA	$804	$754	7%
Recorded Music operating income margin	17.0%	17.9%
Recorded Music OIBDA margin	21.6%	22.4%

Music Publishing operating income – GAAP	$103	$61	69%
Depreciation and amortization expense	(69)	(64)	8%
Music Publishing OIBDA	$172	$125	38%
Music Publishing operating income margin	14.6%	11.0%
Music Publishing OIBDA margin	24.4%	22.5%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

For the Three Months Ended June 30, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$146	$166	$33	$233	$224	$57	$125
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	16	4	—	16	4	—	16
Non-Cash Stock-Based Compensation and Other Related Costs	6	3	—	6	3	—	6
Adjusted Results	$168	$173	$33	$255	$231	$57	$147

Adjusted Margin	11.7%	14.6%	13.5%	17.8%	19.4%	23.3%

For the Three Months Ended June 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$162	$197	$21	$241	$250	$43	$61
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	—	10	—	—	10
COVID-19 Related Costs	(2)	(2)	—	(2)	(2)	—	(2)
Non-Cash Stock-Based Compensation and Other Related Costs	14	6	1	14	6	1	14
Adjusted Results	$184	$201	$22	$263	$254	$44	$83

Adjusted Margin	13.7%	17.4%	11.6%	19.6%	22.0%	23.3%

For the Nine Months Ended June 30, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$551	$631	$103	$808	$804	$172	$405
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	39	4	—	39	4	—	39
COVID-19 Related Costs	—	—	—	—	—	—	—
Non-Cash Stock-Based Compensation and Other Related Costs	37	12	1	37	12	1	37
Adjusted Results	$627	$647	$104	$884	$820	$173	$481

Adjusted Margin	14.2%	17.4%	14.8%	20.0%	22.0%	24.6%

For the Nine Months Ended June 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$509	$604	$61	$736	$754	$125	$277
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	28	—	3	28	—	3	28
COVID-19 Related Costs	—	(1)	—	—	(1)	—	—
Non-Cash Stock-Based Compensation and Other Related Costs	36	18	2	36	18	2	36
Adjusted Results	$573	$621	$66	$800	$771	$130	$341

Adjusted Margin	14.6%	18.4%	11.9%	20.4%	22.9%	23.4%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue and OIBDA on a constant-currency basis in addition to reported revenue and OIBDA helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue and OIBDA. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2022 versus June 30, 2021 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$515	$504	$504
Music Publishing	137	90	90
International revenue
Recorded Music	674	648	592
Music Publishing	108	99	92
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,432	$1,340	$1,277

Revenue by Segment:
Recorded Music
Digital	$801	$815	$784
Physical	123	130	121
Total Digital and Physical	924	945	905
Artist services and expanded-rights	190	133	122
Licensing	75	74	69
Total Recorded Music	1,189	1,152	1,096
Music Publishing
Performance	45	27	25
Digital	144	113	109
Mechanical	10	13	11
Synchronization	41	34	34
Other	5	2	3
Total Music Publishing	245	189	182
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,432	$1,340	$1,277

Total Digital Revenue	$944	$928	$893

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,641	$1,454	$1,454
Music Publishing	369	277	277
International revenue
Recorded Music	2,081	1,918	1,818
Music Publishing	335	279	266
Intersegment eliminations	(4)	(3)	(3)
Total Revenue	$4,422	$3,925	$3,812

Revenue by Segment:
Recorded Music
Digital	$2,475	$2,298	$2,245
Physical	440	422	405
Total Digital and Physical	2,915	2,720	2,650
Artist services and expanded-rights	563	431	409
Licensing	244	221	213
Total Recorded Music	3,722	3,372	3,272
Music Publishing
Performance	119	92	88
Digital	404	316	309
Mechanical	37	36	34
Synchronization	133	105	105
Other	11	7	7
Total Music Publishing	704	556	543
Intersegment eliminations	(4)	(3)	(3)
Total Revenue	$4,422	$3,925	$3,812

Total Digital Revenue	$2,877	$2,613	$2,553

Figure 9. Warner Music Group Corp. - OIBDA and Adjusted OIBDA by Segment, Three and Nine Months Ended June 30, 2022 versus June 30, 2021 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$233	$241	$227
OIBDA margin	16.3%	18.0%	17.8%
Total WMG Adjusted OIBDA	$255	$263	$249
Adjusted OIBDA margin	17.8%	19.6%	19.5%

Recorded Music OIBDA	$224	$250	$237
Recorded Music OIBDA margin	18.8%	21.7%	21.6%
Recorded Music Adjusted OIBDA	$231	$254	$241
Recorded Music Adjusted OIBDA margin	19.4%	22.0%	22.0%

Music Publishing OIBDA	$57	$43	$42
Music Publishing OIBDA margin	23.3%	22.8%	23.1%
Music Publishing Adjusted OIBDA	$57	$44	$43
Music Publishing Adjusted OIBDA margin	23.3%	23.3%	23.6%

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$808	$736	$710
OIBDA margin	18.3%	18.8%	18.6%
Total WMG Adjusted OIBDA	$884	$800	$774
Adjusted OIBDA margin	20.0%	20.4%	20.3%

Recorded Music OIBDA	$804	$754	$730
Recorded Music OIBDA margin	21.6%	22.4%	22.3%
Recorded Music Adjusted OIBDA	$820	$771	$747
Recorded Music Adjusted OIBDA margin	22.0%	22.9%	22.8%

Music Publishing OIBDA	$172	$125	$122
Music Publishing OIBDA margin	24.4%	22.5%	22.5%
Music Publishing Adjusted OIBDA	$173	$130	$127
Music Publishing Adjusted OIBDA margin	24.6%	23.4%	23.4%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$163	$91
Less: Capital expenditures	35	20

Free Cash Flow	$128	$71

	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$336	$410
Less: Capital expenditures	97	58

Free Cash Flow	$239	$352

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 11. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended June 30, 2022 versus June 30, 2021
(dollars in millions)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Twelve Months Ended June 30, 2022	For the Twelve Months Ended June 30, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (Loss)	$125	$61	$435	$278
Income tax expense	39	41	170	106
Interest expense, net	32	30	123	122
Depreciation and amortization	87	79	336	294
Loss on extinguishment of debt (a)	—	12	10	46
Net losses (gains) on divestitures and sale of securities (b)	—	(2)	9	(3)
Restructuring costs (c)	6	5	29	20
Net hedging and foreign exchange (gains) losses (d)	(55)	15	(148)	82
Transaction costs (e)	1	2	8	4
Business optimization expenses (f)	16	12	55	36
Non-cash stock-based compensation expense (g)	5	12	46	41
Other non-cash charges (h)	(4)	5	47	(34)
Pro forma impact of cost savings initiatives and specified transactions (i)	11	10	64	47
Adjusted EBITDA	$263	$282	$1,184	$1,039
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net losses (gains) on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects unrealized losses (gains) due to foreign exchange on our Euro-denominated debt, losses (gains) from hedging activities and intercompany transactions.
(e)Reflects mainly transaction related costs.
(f)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $11 million and $41 million related to our finance transformation and other related costs for the three and twelve months ended June 30, 2022, respectively, as well as $9 million and $28 million for the three and twelve months ended June 30, 2021, respectively.
(g)Reflects non-cash stock-based compensation expense related to the Omnibus Incentive Plan and the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(h)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of equity investments, investment losses (gains), mark-to-market adjustments of an earn-out liability and other non-cash impairments.
(i)Reflects expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions for the three and twelve months ended June 30, 2022. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $13 million increase in the twelve months ended June 30, 2022 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com